Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333- 258321, 333-253881, 333-234769, 333-232303, 333-231126 and 333-230191 on Form S-3 and Registration Statement Nos. 333-200409, 333-203059, 333-225366, 333-226517, 333-231991, 333-231993, 333-237119, 333-237126, 333-238228, 333-252516 and 333-263422 on Form S-8 of our report dated April 27, 2023, relating to the financial statements of Evofem Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
April 27, 2023